FOR FURTHER INFORMATION CONTACT:
                                          HAROLD J. RUTTENBERG
                                          PHONE: (412)687-1400
                                          FAX #: (412)687-1410
                                          RELEASE NO.: 98-03




FOR IMMEDIATE RELEASE: TUESDAY, MAY 19, 1998




JAMESTOWN,  NY - THE BOARD OF  DIRECTORS OF AMERICAN  LOCKER GROUP  INCORPORATED
(ALGI) DECLARED TODAY A STOCK DIVIDEND FOR SHAREHOLDERS OF RECORD AS OF JUNE 4, 1998. THIS DIVIDEND WILL PROVIDE THREE (3) NEW SHARES OF COMMON STOCK FOR EVERY SHARE CURRENTLY OUTSTANDING, THEREBY INCREASING THE TOTAL SHARES OUTSTANDING TO APPROXIMATELY 2.5 MILLION (2,500,000), INCLUDING THOSE SUBJECT TO OPTION. THIS ACTION WILL ALSO CAUSE THE COMPANY TO COME IN COMPLIANCE WITH THE NASDAQ LISTING REQUIREMENTS WHICH REQUIRE A MINIMUM NUMBER OF SHARES HELD BY NON-AFFILIATES OF THE COMPANY. DISTRIBUTION OF THE CERTIFICATES FOR NEW SHARES IS ANTICIPATED TO COMMENCE ON JUNE 25, 1998 TO SHAREHOLDERS OF RECORD AS OF JUNE 4, 1998.

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